UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 12, 2013

FUELCELL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut		06813
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (203) 825-6000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 12, 2013, the Company entered into an $8.0 million revolving credit facility, dated April 3, 2013, with JPMorgan Chase Bank, N.A. (the “Bank”). This $8.0 million credit facility replaces the Company’s previous $5.0 million credit facility with the Bank. The agreement has a one year term with renewal provisions. The outstanding principal balance of the facility bears interest, at the option of the Company, of either the one-month LIBOR plus 1.5 percent or the prime rate of JP Morgan Chase. The Promissory Note is filed as exhibit 10.64 and the Export Loan Agreement is filed as exhibit 10.61 to this Form 8-K.

Item 8.01.	Other events

The Company is also filing as exhibit 99.1 to this Form 8-K, quarterly revenue and cost of sales information for fiscal 2012 which are being placed on the website.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.61	Export loan agreement dated April 3, 2013, between the Company and JPMorgan Chase Bank, N.A.
10.62
Security Agreement dated January 4, 2011, between the Company and JPMorgan Chase Bank, N.A. (incorporated by reference to exhibit of the same number contained in the Company's 10-K for the period ended October 31, 2010 dated January 14, 2011)

10.64	Promissory Note dated April 3, 2013 between the Company and JPMorgan Chase Bank, N.A.
99.1	FuelCell Energy, Inc. Fiscal 2012 quarterly revenue and cost of sales detail.

2

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 12, 2013	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.61	Export loan agreement dated April 3, 2013, between the Company and JPMorgan Chase Bank, N.A.
10.62
Security Agreement dated January 4, 2011, between the Company and JPMorgan Chase Bank, N.A. (incorporated by reference to exhibit of the same number contained in the Company's 10-K for the period ended October 31, 2010 dated January 14, 2011)

10.64	Promissory Note dated April 3, 2013 between the Company and JPMorgan Chase Bank, N.A.
99.1	FuelCell Energy, Inc. Fiscal 2012 quarterly revenue and cost of sales detail.